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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-69121) and related Prospectus of Apartment Investment and Management Company for the registration of Class A Common Stock and Class B Cumulative Convertible Preferred Stock and to the incorporation by reference therein of our report dated March 27, 1998, except for Note 1, as to which the date is September 24, 1998, with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Sun Lake Apartments for each of the three years in the period ended December 31, 1997 included in Amendment No. 3 to Apartment Investment and Management Company's Current Report on Form 8-K dated November 2, 1998 filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
                                            ------------------------------------

Indianapolis, Indiana

January 15, 1999